Exhibit 10.19

THIS WARRANT AND THE EQUITY INTERESTS THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED, OR OFFERED FOR SALE OR TRANSFER, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION THEREUNDER OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

TWINLAB CONSOLIDATED HOLDINGS, INC.

No. W-2	[_________]

Warrant

This Warrant (the “Warrant”) certifies that, for value received, PENTA MEZZANINE SBIC FUND I, LP, a Delaware limited partnership, and its permitted transferees, successors and assigns (the “Holder”), is entitled to purchase from TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (the “Company”), 4,960,740 shares of common stock of the Company (subject to any adjustments pursuant to the definition of “Put Price” or Section 3.3) issuable upon the full exercise of this Warrant at the purchase price of $0.01 in the aggregate (the “Exercise Price”), at any time prior to 5:00 P.M. on November 13, 2019 (the “Expiration Date”).

This Warrant has been issued pursuant to the Note and Warrant Purchase Agreement, dated November 13, 2014, by and among the Company, Twinlab CONSOLIDATION Corporation, a Delaware corporation, Twinlab Holdings, Inc., a Michigan corporation, ISI Brands Inc., a Michigan corporation, Twinlab Corporation, a Delaware corporation, and the Holder (the “Purchase Agreement”), and is subject to the terms and conditions, and entitled to the benefits, thereof, including provisions providing certain information and other rights. A copy of the Purchase Agreement is available for inspection at the principal office of the Company and will be furnished without charge to the Holder upon written request to the Company.

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Capitalized terms used but not defined herein shall have the meaning given to them in the Purchase Agreement. As used in this Warrant, the following terms shall have the following meanings:

“Adjusted EBITDA” shall mean EBITDA plus any expenses relating to Acquisitions (as defined in the Purchase Agreement) following the Effective Date (as defined in the Purchase Agreement) of the Purchase Agreement, plus severance payments and other costs relating to permanent headcount reductions, all as determined by GAAP.

“Applicable Law” means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

“Assignment Form” shall mean the assignment form attached as Annex 2 hereto.

“Business Day” shall have the meaning set forth in the Purchase Agreement.

“Call” shall have the meaning given to such term in Section 4.3(b) hereof.

“Call Closing” shall have the meaning given to such term in Section 4.3(d) hereof.

“Call Event” shall mean any of the following:

(a)	the date that 70% or more of all interest, principal and other expense obligations due to the Holder under the Purchase Agreement and/or the Note are satisfied in full by the Company;

(b)	the occurrence of a Change in Control (as defined under the Purchase Agreement);

(c)	the Maturity Date (as defined in the Note).

“Call Event Notice” shall have the meaning given to such term in Section 4.3(a) hereof.

“Call Notice” shall have the meaning given to such term in Section 4.3(b) hereof.

“Call Price” shall mean an amount equal to the greater of:

(i)          the product of: (x) eleven (11) times the Company’s and its Subsidiaries’ audited Adjusted EBITDA (on a consolidated basis) with respect to the twelve (12) months immediately preceding the date of the Call Notice, times (y) the Holder’s percentage ownership in the Company on a Fully-Diluted Basis as of the date of the Call Notice assuming the full exercise of the remaining Warrant; or

(ii)         the Fair Market Value of the Equity Interests underlying this Warrant; or

(iii)        $3,750,000.

“Change in Control” shall have the meaning set forth in the Purchase Agreement.

“Conversion Ratio” shall have the meaning given to such term in Section 3.3.3(a) hereof.

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“Current Holder’s Equity Interest” means 4,960,740 shares of common stock of the Company issuable upon the full exercise of this Warrant, minus any Equity Interest previously issued pursuant to the exercise of this Warrant and subject to any adjustment pursuant to the definition of “Put Price” or Section 3.3.

“Company” shall have the meaning set forth in the Preamble.

“Delivery Date” shall have the meaning given to such term in Section 3.2.

“EBITDA” shall have the meaning set forth in the Purchase Agreement.

“Equity Interest” shall have the meaning set forth in the Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Form” shall mean the exchange form attached as Annex 3 hereto.

“Executive Officer” shall mean, with respect to the Company, its Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer.

“Exercise Form” shall mean the exercise form attached as Annex 1 hereto.

“Exercise Price” shall have the meaning set forth in the Preamble.

“Expiration Date” shall have the meaning set forth in the Preamble.

“Fair Market Value” shall (i) until the 18 month anniversary of the effective date of this Warrant mean a valuation per share of the common stock of the Company as determined in accordance with Generally Accepted Valuation Principles by an independent third-party valuation firm mutually agreed upon by the parties (and if the parties cannot mutually agree on a valuation firm, one of the “big four” accounting firms chosen by the Holder); and (ii) after the 18 month anniversary of the effective date of this Warrant mean the trading volume weighted average closing price of the common stock of Company for the twenty (20) trading days immediately preceding the date of the Call Notice or Put Notice, as applicable, as quoted on (a) a domestic securities exchange, (b) NASDAQ Stock Market or (c) a domestic over-the-counter market, which trades are reported by Pink OTC Markets Inc. or any similar successor organization or any other over-the-counter market in the United States, as the case may be.

“First Warrant Effective Date” shall mean November 13, 2014.

“Fiscal Year” shall have the meaning set forth in the Purchase Agreement.

“Fully-Diluted Basis” shall have the meaning set forth in the Purchase Agreement.

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“Governmental Authority” shall have the meaning set forth in the Purchase Agreement.

“Holder” shall have the meaning set forth in the Preamble.

“Holder's Equity Interest” shall have the meaning given to such term in Section 3.3.

“Holder’s Percentage” shall have the meaning given to such term in the definition of "Put Price" set forth below.

“Indebtedness” shall have the meaning set forth in the Purchase Agreement.

“Loan” shall mean those certain loans by the Holder to the Company, in an aggregate principal amount of Ten Million Dollars ($10,000,000), pursuant to the Purchase Agreement and evidenced by the Note.

“NASDAQ” shall mean the NASDAQ Stock Market.

“Note” shall mean, collectively, the “Deferred Draw Note” and the “Initial Note”, each as defined in the Purchase Agreement.

“Organizational Documents” shall mean, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation, formation or organization, as filed or recorded with an applicable Governmental Authority or (ii) governs the internal affairs of such Person, including its by-laws or its operating, partnership or limited liability company agreement, in each case as amended, supplemented or restated.

“Person” shall have the meaning set forth in the Purchase Agreement.

“Purchase Agreement” shall have the meaning set forth in the Preamble.

“Put” shall have the meaning given to such term in Section 4.2(b) hereof.

“Put Closing” shall have the meaning given to such term in Section 4.2(d) hereof.

“Put Event” shall mean any of the following:

(a)	the date that 70% or more of all interest, principal and other expense obligations due to the Holder under the Purchase Agreement and/or the Note are satisfied in full by the Company; provided, however, that if such interest, principal and other expense obligations have been satisfied solely as a result of the payment of insurance proceeds in connection with the key-person life insurance policy (or any substitution or replacement thereof) contemplated by Section 5.3 of the Purchase Agreement, this clause (a) shall only be a Put Event upon the earlier of (i) one (1) year following such payment or (ii) the Maturity Date;

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(b)	the occurrence of a Change in Control (as defined under the Purchase Agreement);

(c)	a material breach by the Company of its obligations under this Warrant or the Purchase Agreement; provided, however, that 180 days after either (i) a cure of the material breach by the Company or (ii) a waiver by the Holder of such material breach shall cease to be a Put Event;

(d)	an Event of Default (as defined in the Purchase Agreement) not otherwise cured or waived in accordance with the terms of the Purchase Agreement;

(e)	the date the Holder elects to increase the Put Price in accordance with the definition of "Put Price"; or

(f)	the Maturity Date (as defined in the Note).

“Put Event Notice” shall have the meaning given to such term in Section 4.2(a) hereof.

“Put Notice” shall have the meaning given to such term in Section 4.2(b) hereof.

“Put Price” shall mean an amount equal to the greater of:

(i)         the product of: (x) ten (10) times the Company’s and its Subsidiaries’ audited Adjusted EBITDA (on a consolidated basis) with respect to the twelve (12) months immediately preceding the date of the Put Notice, times (y) the Holder’s percentage ownership in the Company on a Fully-Diluted Basis as of the date of the Put Notice assuming the full exercise of the remaining Warrant (the “Holder’s Percentage”); or

(ii)        the Fair Market Value of the Current Holder’s Equity Interests underlying this Warrant.

Solely for the purposes of determining the Put Price, in the event that both (a) the Company’s and its Subsidiaries’ audited Adjusted EBITDA (or if unavailable, the reviewed Adjusted EBITDA) for the twelve trailing months for the quarter-end immediately preceding the Put Closing, as described in Section 4.2(d) does not equal or exceed the Target EBITDA, and (b) 70% or more of all interest, principal and other expense obligations due to the Holder under the Purchase Agreement and/or the Notes are satisfied in full by the Company, then, solely for the purposes of determining the “Holder’s Percentage” as set forth in clause (y) of the definition of “Put Price” above and as applied in calculating such Put Price, the Holder may elect to have the Current Holder’s Equity Interest deemed to increase (but not decrease) by a percentage equal to the Conversion Ratio.

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Solely for the purposes of illustration, an example of the calculations described in this definition of "Put Price" is set forth on Schedule 3.3.3 attached hereto.

Whenever the Put Price hereunder shall be adjusted as provided in this definition, the Company shall provide to the Holder a statement, signed by an Executive Officer, describing in detail the facts requiring such adjustment and setting forth a calculation of the Put Price interest applicable to each Warrant after giving effect to such adjustment. All calculations of the Put Price shall be made to the nearest cent or to the nearest whole share, as the case may be.

“Qualified Assignment” shall mean any of the following: (a) an assignment to a transferee acquiring at least 25% of the Equity Interests subject to the Warrant (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); or (b) an assignment to an Affiliate of the Holder.

“Rights Agreement” shall have the meaning given to such term in Section 4.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

“Target EBITDA” shall have the meaning given to such term in Section 3.3.3(a) hereof.

“Taxes” means all taxes, charges, fees, levies or other assessments, however denominated and whether imposed by a taxing authority within or without the United States, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the date hereof.

“Warrant” or “Warrants” shall mean this Warrant.

“Warrant Register” shall have the meaning given to such term in Section 2.1.

SECTION 1.2 Interpretation. Unless the context of this Warrant clearly requires otherwise, the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. Accounting terms used but not otherwise defined herein have the meanings given to them under GAAP. The terms “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. References to “Articles”, “Sections,” “Subsections,” “Exhibits,” “Preamble,” “Annexes,” and “Schedules” are to articles, sections, subsections, exhibits, preamble, annexes and schedules, respectively, of this Warrant, unless otherwise specifically provided. References to “days” and “months” refer to calendar days and calendar months unless otherwise expressly designated (i.e., business days or particular 30-day periods). The captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The term “dollars” or “$” means United States Dollars.

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ARTICLE II

FORM; EXCHANGE FOR WARRANTS; TRANSFER; TAXES

SECTION 2.1 Warrant Register. Each Warrant issued, exchanged or transferred pursuant to the Purchase Agreement shall be registered in a warrant register (the “Warrant Register”). The Warrant Register shall set forth the number of each Warrant, the name and address of the holder thereof, and the Current Holder’s Equity Interest for which the Warrant is then exercisable. The Warrant Register will be maintained by the Company and will be available for inspection by the Holder at the principal office of the Company or such other location as the Company may designate to the Holder in the manner set forth in Section 5.1 hereof. The Company shall be entitled to treat the Holder as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person.

SECTION 2.2 Exchange of Warrants for Warrants.

(a)         The Holder may exchange this Warrant for another Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same Current Holder’s Equity Interest which could be purchased pursuant to the Warrant being so exchanged. In order to effect an exchange permitted by this Section 2.2, the Holder shall deliver to the Company such Warrant accompanied by an Exchange Form in the form attached hereto as Annex 3 signed by the Holder thereof specifying the number and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. Within ten (10) Business Days of receipt of such a request, the Company shall issue, register and deliver to the Holder thereof each Warrant to be issued in such exchange.

(b)         Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder, including indemnification reasonably acceptable to the Company) of the ownership and the loss, theft, destruction or mutilation of any Warrant or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall (at its expense) execute and deliver in lieu of such Warrant a new Warrant of like kind and tenor representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

(c)         The Company shall pay all Taxes (other than any applicable income or similar Taxes payable by a Holder of a Warrant) attributable to an exchange of a Warrant pursuant to this Section 2.2; provided, however, that the Company shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance of any Warrant in a name other than that of the Holder of the Warrant being exchanged.

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SECTION 2.3 Transfer of Warrant.

(a)         Subject to Section 2.3(c) hereof and the Purchase Agreement, each Warrant and the rights thereunder may be transferred by the Holder thereof by delivering to the Company such Warrant accompanied by a properly completed Assignment Form in the form of Annex 2. Within ten (10) Business Days of receipt of such Assignment Form the Company shall issue, register and deliver to the new Holder, subject to Section 2.3(c) hereof a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same Current Holder’s Equity Interest which could be purchased pursuant to the Warrant being transferred. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of a transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Company in its discretion.

(b)         Each Warrant issued in accordance with this Section 2.3 shall bear the restrictive legend set forth on the face of this Warrant, unless the Holder or transferee thereof supplies to the Company an opinion of counsel, reasonably satisfactory to the Company, that the restrictions described in such legend are no longer applicable to such Warrant.

(c)         The transfer of Warrants and any Equity Interest purchased thereunder shall be permitted, so long as such transfer is pursuant to a transaction that complies with, or is exempt from, the provisions of the Securities Act, and the Company may require an opinion of counsel in form and substance reasonably satisfactory to it to such effect prior to effecting any transfer of Warrants or any Equity Interest purchased thereunder.

ARTICLE III

EXERCISE OF WARRANT; EXCHANGE FOR EQUITY INTEREST

SECTION 3.1 Exercise of Warrants. On any Business Day after occurrence of a Put Event and prior to the Expiration Date, the Holder may exercise this Warrant, in whole or in part, by delivering to the Company this Warrant accompanied by a properly completed Exercise Form in the form of Annex 1 and a check in an aggregate amount equal to the applicable Exercise Price.

SECTION 3.2 Issuance of Equity Interest.

(a)         The Company represents and warrants that the authorized Equity Interest of the Company consists solely of (i) 5,000,000,000 shares of common stock, par value $0.001 per share, of which only [__]1common shares have been issued as of the date hereof and (ii) 500,000,000 shares of preferred stock, of which [__]2 preferred shares have been issued as of the date hereof. The shares of common stock of the Company issued and outstanding as of the date hereof are duly authorized, validly issued, fully paid and non-assessable. The delivery to the Holder of certificates representing the Equity Interest that the Holder purchases pursuant to the exercise of this Warrant shall grant to the Holder good and valid title to the Equity Interest represented by such certificate, free and clear of any and all liens, pledges, security interests, charges or encumbrances of any kind or nature or any option, warrant or trust having the practical effect of any of the foregoing.

1 To be updated accordingly as of the date of issuance of this Warrant.

2 To be updated accordingly as of the date of issuance of this Warrant.

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(b)         Immediately upon the exercise of this Warrant in accordance with Section 3.1, the Company (the “Delivery Date”) shall issue the Equity Interest that the Holder has purchased pursuant to such exercise, deliver to the Holder the certificates representing such Equity Interest and reflect the issuance of such Equity Interest, which Equity Interest shall be duly authorized, validly issued, outstanding, fully paid and non-assessable, in the Company’s shareholder records (maintained by the Company or its duly appointed transfer agent), whereupon the Holder shall be deemed for all purposes, effective as of the Delivery Date, to be a holder of record and beneficial owner of the Equity Interest that it has purchased pursuant to such exercise.

(c)         If a Holder shall exercise this Warrant for less than all of the Equity Interest which could be purchased or received hereunder, the Company shall issue to the Holder, within five (5) Business Days of the Delivery Date, a new Warrant of like kind and tenor to this Warrant evidencing the right to purchase the remaining Equity Interest represented by the Warrant. This Warrant shall be cancelled upon surrender thereof pursuant to Section 3.1.

(d)         The Company shall pay all Taxes (other than any applicable income or similar Taxes payable by a Holder of a Warrant) attributable to the initial issuance of any Equity Interest upon the exercise or exchange of this Warrant or any successor Warrant; provided, however, that the Company shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance of a successor to this Warrant in a name other than that of the Holder of the Warrant being exercised or exchanged.

(e)         Except as set forth in any document that is un-redacted and publicly filed with the U.S. Securities and Exchange Commission, neither the Company nor its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) which are not fully reflected or reserved against on the balance sheet as of June 30, 2014 in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof.

SECTION 3.3 Adjustment of Holder’s Equity Interest. The Equity Interest issuable upon exercise of this Warrant (such Equity Interest is referred to herein as the “Holder's Equity Interest”) shall be subject to adjustment from time to time in accordance with this Section 3.3. Notwithstanding anything to the contrary set forth herein, the number of Equity Interests issuable upon exercise of this Warrant shall be decreased by any Equity Interests issued under the Initial Warrant prior to the date hereof.

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SECTION 3.3.1 Issuance of Additional Equity Interest; Capital Reorganization or Capital Reclassifications. If, at any time after the date hereof, the Equity Interests of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation (including, without limitation, any subdivision or combination of Equity Interest), then in each case the Company shall cause effective provision to be made so that this Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of equity securities, cash or other property to which a holder of the Equity Interest deliverable upon exercise or exchange of this Warrant would have been entitled upon such event and any such provision shall include adjustments in respect of such securities or other property that shall be equivalent to the adjustments provided for in this Warrant with respect to such Warrant.

SECTION 3.3.2 Consolidations and Mergers; Dissolution.

(a)         If, at any time after the date hereof, the Company shall consolidate with, merge with or into, or sell all or substantially all of its assets or property to, another Person, then the Company shall cause effective provision to be made so that each Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, membership or other equity interests, other securities, cash or other property to which a holder of the Equity Interest deliverable upon exercise or exchange of such Warrant would have been entitled upon such event. The Company shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than the Company) assumes the obligations of this paragraph by written instrument executed and mailed to the Holder at the Holder’s address set forth in Section 5.1. A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

(b)         In case a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation or merger covered by subsection (a) above) is at any time proposed, the Company shall give at least 30 days’ prior written notice to the Holder. Such notice shall contain: (1) the date on which the transaction is to take place; (2) the record date (which shall be at least 30 days after the giving of the notice) as of which the Holder will be entitled to receive distributions as a result of the transaction; (3) a brief description of the transaction; (4) a brief description of the distributions to be made to the Holder as a result of the transaction and (5) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

SECTION 3.3.3 Adjustments to the Current Holder’s Equity Interest. Subject to the terms of this Section 3.3.3, the Current Holder’s Equity Interest (and the Warrant) shall be subject to increase (but not decrease) pursuant to the following:

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(a)         in the event the Company’s and its Subsidiaries’ audited Adjusted EBITDA for the Fiscal Year ending December 31, 2018 does not equal or exceed $19,250,000 (the “Target EBITDA”), the new Current Holder’s Equity Interest applicable to the Warrant shall increase (but not decrease) by a percentage equal to the ratio (the “Conversion Ratio”) of (i)(a) the Target EBITDA, minus (b) the audited Adjusted EBITDA of the Company and its Subsidiaries for such Fiscal Year to (ii) the audited Adjusted EBITDA of the Company and its Subsidiaries for such Fiscal Year.

(b)         Solely for the purposes of illustration, an example of the calculations described in this Section 3.3.3 is set forth on Schedule 3.3.3 attached hereto.

SECTION 3.3.4 Notice; Calculations; Etc. Whenever the Equity Interest issuable hereunder shall be adjusted as provided in this Section 3.3, the Company shall provide to the Holder a statement, signed by an Executive Officer, describing in detail the facts requiring such adjustment and setting forth a calculation of the Equity Interest applicable to each Warrant after giving effect to such adjustment. All calculations under this Section 3.3 shall be made to the nearest one hundredth of a cent or to the nearest one-tenth of a unit, as the case may be.

ARTICLE IV

CERTAIN OTHER RIGHTS

SECTION 4.1 Registration Rights.

(a)         At any time at which this Warrant or the Equity Interest underlying the same remains outstanding, upon the request of the Holder, the Company will enter into a registration rights agreement with Holder (the “Rights Agreement”). Such Rights Agreement shall provide that beginning October 1, 2015, if the Company is eligible for the use of a registration statement on Form S-3, then the Holder shall have the right to request an initial registration and thereafter on a quarterly basis after such initial registration shall have been declared effective by the U.S. Securities and Exchange Commission, registration of its Equity Interests on Form S-3 or any similar short-form registration (each, a "Demand Registration"). The Rights Agreement will provide that each request for a Demand Registration shall specify the approximate number of Equity Interests requested to be registered and that the Company shall cause a registration statement on Form S-3 (or any successor form) to be filed within twenty (20) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Rights Agreement will provide that the Company may postpone for up to ninety (90) days the filing or effectiveness of a registration statement for a Demand Registration if the Company determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Rights Agreement shall contain such other terms and conditions applicable to the Holder no less favorable to the Holder than registration rights made available to any other holder of any Equity Interest or other equity security of the Company.

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(b)         The rights to cause the Company to register Equity Interests pursuant hereto may be assigned (but only with all related obligations) by the Holder in a Qualified Assignment; provided, that, (i) the Company is, upon or within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant, (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by transferee or assignee is restricted under the Securities Act, and (iv) such assignment shall be effective only if immediately following such transfer such Equity Interests continue to be Equity Interests of the Company.

SECTION 4.2 Put Rights.

(a)         At any time during the period beginning after occurrence of a Put Event and ending on the fifth (5th) anniversary of the First Warrant Effective Date, not less than twenty (20) days prior to a Put Event, the Company shall give to the Holder written notice of such Put Event (the “Put Event Notice”), which shall set forth in reasonable detail a description of the transactions expected to result in such Put Event and the anticipated effective date thereof.

(b)         The Holder may (or, in the case of clause (e) of the definition of “Put Event”, the Holder shall), at any time and from time to time, require the Company to purchase all or any portion of its Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) by notifying the Company in writing (the “Put Notice”) of its desire to cause the Company to repurchase all (or any portion) of its Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) (the “Put”) at a price equal to the Put Price if all of Holder’s Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) are required to be purchased pursuant to the Put, or, if only a portion of the Holder’s Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) is required to be purchased pursuant to the Put, an amount equal to the percentage of the total Put Price corresponding to such portion (by way of example, if a 50% portion of the total of Holder’s Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) is required to be purchased pursuant to the Put, then the Company will pay 50% of the total Put Price for such portion of Holder’s Equity Interest). A Put Notice may not be given if the Company has previously provided the Holder with a Call Notice.

(c)         The rights of the Holder pursuant to this Section 4.2 with respect to any Put Event may be waived by the Holder, notwithstanding delivery of a Put Notice, at any time on or prior to the tenth (10th) Business Day after the determination of the Put Price applicable to such Put Event.

(d)         Within ten (10) Business Days following the delivery of a Put Notice (or, if applicable, immediately upon consummation of the Put Event if later), the Company shall purchase, and the Holder shall sell, the Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) specified in the Put Notice at the offices of the Holder (the “Put Closing”).

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(e)         If the Company shall not have funds legally available in the amount necessary to purchase the Holder's entire Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) with respect to which the Put has been exercised, then the Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) with respect to which the Holder has exercised the Put shall be repurchased on a pro rata basis, in accordance with the Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) held by the Holder. Any Put not satisfied in full pursuant to the terms of this Section 4.2 shall remain an obligation of the Company in accordance with Section 4.2(f) hereof until such time as such satisfaction shall have occurred. The amount equal to the aggregate Put Price attributable to such not satisfied portion of the Put shall be added to the principal of the Note and shall be subject to all terms and conditions and be secured by the collateral as set forth in the Note (the Company shall promptly issue an amended and restated Note with such increased principal amount; all other terms of the Note shall be unchanged).

(f)         Notwithstanding anything contained in Section 4.2(e) hereof to the contrary, if the Company is unable in accordance with Applicable Law to purchase all of the Warrants and/or Equity Interest underlying same which are the subject of a Put Notice, the Company shall if so requested in writing by the Holder exercising Put rights, (i) purchase in accordance with the Put Notice the maximum number of such put Warrants and/or Equity Interest underlying same which the Company may purchase and (ii) in one or more installments, at the earliest time that the Company may lawfully do so, purchase all remaining put Warrants and/or Equity Interest underlying same and pay interest at the rate of 15% (or the maximum rate of interest permitted by Applicable Law) per annum on the amount of the aggregate Put Price attributable to such remaining Warrants and/or Equity Interest underlying same from the Put Closing to the date on which such amount is paid in full; provided, however, that, to the extent the Company is unable to pay such amount or a portion thereof, such amount or a portion thereof, as applicable, shall be added to the principal of the Note and shall be subject to all terms and conditions and be secured by the collateral as set forth in the Note (the Company shall promptly issue an amended and restated Note with such increased principal amount; all other terms of the Note shall be unchanged). In the event that, based on the values of the Company's assets and liabilities reflected in the books and records of the Company, it would be unlawful, under applicable state laws, for it to purchase Warrants and/or the Equity Interest underlying same, or pay the Put Price therefor, the Company hereby agrees, if and to the extent permitted by borrowing agreements of the Company then in place and applicable law, to revalue its assets and liabilities based upon their current fair market value, and to take such other action as may be necessary, to cause such purchase to no longer be unlawful. In furtherance of this Section 4.2(f), within three (3) days following the determination of the Put Price, the Company will determine whether or not it will have legally available funds in an amount necessary to purchase all Warrants and/or Equity Interest underlying same at the Put Closing, and shall, within two days thereafter, notify the Holder in writing if such funds shall not be available.

(g)         At the Put Closing, the Holder shall deliver to the Company the Warrant, if any, and the Company shall deliver to the Holder an amount equal to the Put Price corresponding to the Holder's Warrant and/or Equity Interest underlying same, by cashier's or certified check of a creditworthy financial institution payable to the Holder or by wire transfer of immediately available funds to an account designated in writing by the Holder.

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(h)         Subject to the Subordination Agreement and the Senior Loan Documents, the Company shall not enter into any agreement, understanding, or transaction (including, without limitation, pursuant to any amendment or modification of the Organizational Documents) pursuant to which the Company shall be required, or makes a covenant, representation or warranty, to prevent or to impair (contractually or otherwise) the exercise of the Put rights provided for in this Section 4.2 or the obligation of the Company to pay the Put Price.

(i)         Notwithstanding anything contained herein to the contrary, the rights set forth in this Section 4.2 shall be subject to the terms of the Purchase Agreement, and all of Holder's rights under this Warrant are subject to the Subordination Agreement and the Senior Loan Documents.

SECTION 4.3 Call Rights.

(a)         At any time during the period beginning after occurrence of a Call Event and ending on the fifth (5th) anniversary of the First Warrant Effective Date, not less than twenty (20) days prior to a Call Event, the Company shall give to the Holder written notice of such Call Event (the “Call Event Notice”), which shall set forth in reasonable detail a description of the transactions expected to result in such Call Event and the anticipated effective date thereof.

(b)         The Company may require the Holder to sell all or any portion of its Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) to the Company by notifying the Holder in writing (the “Call Notice”) of its desire to cause the Holder to sell all (or any portion) of its Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) (the “Call”) at a price equal to the Call Price if all of the Holder’s Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) are required to be sold pursuant to the Call, or, if only a portion of the Holder’s Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) is required to be sold pursuant to the Call, an amount equal to the percentage of the total Call Price corresponding to such portion (by way of example, if a 50% portion of the total of Holder’s Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) is required to be purchased pursuant to the Call, then the Company will pay 50% of the total Call Price for such portion of the Holder’s Equity Interest). A Call Notice may not be given if the Holder has previously provided the Company with a Put Notice.

(c)         The rights of the Company pursuant to this Section 4.3 may be waived by the Company, notwithstanding delivery of a Call Notice, at any time on or prior to the tenth (10th) Business Day after the determination of the Call Price.

(d)         Within ten (10) Business Days following the delivery of a Call Notice (or, if applicable, immediately upon consummation of the Call Event if later), the Company shall purchase, and the Holder shall sell, the Equity Interest (issued or represented by this Warrant, including any successor Warrant(s)) specified in the Call Notice at the offices of the Company (the “Call Closing”).

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(e)         At the Call Closing, the Holder shall deliver to the Company the Warrant, if any, and the Company shall deliver to the Holder an amount equal to the Call Price corresponding to the Holder's Warrant and/or Equity Interest underlying same, by cashier's or certified check of a creditworthy financial institution payable to the Holder or by wire transfer of immediately available funds to an account designated by the Holder.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by electronic mail, personal service, facsimile or reputable courier service:

(a)	If to the Company, to:

TWINLAB CONSOLIDATED CORPORATION

600 East Quality Drive

American Fork, UT 84003

Attention: Mark Jaggi, Chief Financial Officer

Facsimile: (801) 763-0789

e-mail: MJaggi@twinlab.com

and

TWINLAB CONSOLIDATED CORPORATION

632 Broadway, Suite 201

New York, NY 10012
Attention: Richard Neuwirth, Chief Legal Officer

Facsimile: (212) 260-1853

e-mail: MJaggi@twinlab.com

with a copy to: RNeuwirth@twinlab.com

with a copy to:

VARNUM LLP

Bridgewater Place, P.O. Box 352

Grand Rapids, MI 49501

Attention: Mary Kay Shaver

Facsimile: (616) 336-7000

e-mail: mkshaver@varnumlaw.com

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(b)	If to the Holder, to:

PENTA MEZZANINE SBIC FUND I, L.P.

20 N. Orange Ave, Suite 804

Orlando, FL 32801

Attention: Seth Ellis, Principal

Facsimile: (407) 641-9286

e-mail: sellis@floridamezz.com

with a copy to:

KATTEN MUCHIN ROSENMAN LLP

575 Madison Avenue

New York, New York 10022

Attention: Angela Batterson, Esq.

e-mail: angela.batterson@kattenlaw.com

Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or upon receipt of facsimile.

SECTION 5.2 No Voting Rights: Limitations of Liability. This Warrant shall not entitle the holder thereof to any voting rights or, except as otherwise provided or referenced herein, other rights of an equity owner of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase its Equity Interest, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the Exercise Price of the Equity Interest acquirable by exercise hereunder or as a stockholder of the Company.

SECTION 5.3 Amendments and Waivers. Any provision of this Warrant may be amended or waived, but only pursuant to a written agreement signed by the Company and the Holder; provided, however, that, notwithstanding the foregoing, this Warrant will automatically be amended, without any further action required by the Company and the Holder under this Section 5.3, in the event the Current Holder’s Equity Interest is adjusted pursuant to Section 3.3.3 or the Put Price is adjusted pursuant to the definition of “Put Price”.

SECTION 5.4 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and such provision shall be deemed to be restated to reflect the parties' original intentions as nearly as possible in accordance with Applicable Law(s).

SECTION 5.5 Specific Performance. The Holder shall have the right to specific performance by the Company of the provisions of this Warrant, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holder.

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SECTION 5.6 Binding Effect. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns.

SECTION 5.7 Counterparts. This Warrant may be executed in several counterparts, and/or by the execution of counterpart signature pages that may be attached to one or more counterparts of this Warrant, and all so executed shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatory to the original or the same counterpart. In addition, any counterpart signature page may be executed by any party wherever such party is located, and may be delivered by telephone facsimile or by electronic mail in PDF format, and any such transmitted signature pages may be attached to one or more counterparts of this Warrant, and such faxed or sent by electronic mail signature(s) shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

SECTION 5.8 Entire Agreement. This Warrant, together with the other documents and instruments entered into by the parties thereto in connection therewith, constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. Notwithstanding anything to the contrary set forth herein, upon the issuance of this Warrant the Initial Warrant shall be cancelled and of no further force and effect and shall be superseded and replaced in all respects by this Warrant.

SECTION 5.9 Governing law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND PRINCIPLES. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSE OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS WARRANT.

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SECTION 5.10 Expenses. The Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating hereto, including, but not limited to, (i) the cost of reproducing this Warrant, (ii) the fees and disbursements of counsel to the Holder in preparing this Warrant, (iii) all transfer, stamp, documentary or other similar Taxes, assessments or charges levied by any governmental or revenue authority in respect hereof or any other document referred to herein, (iv) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in respect of the enforcement by the Holder of the rights granted to the Holder under this Warrant, and (v) the expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents requested by the Company pursuant to the provisions hereof, whether or not any such amendments, waivers or consents are executed.

SECTION 5.11 Attorneys' Fees. In any action or proceeding brought by a party to enforce any provision of this Warrant, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it or him in connection therewith (including reasonable attorneys’ and paralegals’ fees and costs incurred before and at any trial or arbitration and at all appellate levels), as well as all other relief granted or awarded in such action or other proceeding.

SECTION 5.12 Filings. The Company shall, at its own expense, promptly execute and deliver, or cause to be executed and delivered, to the Holder all applications, certificates, instruments and all other documents and papers that the Holder may reasonably request in connection with the obtaining of any consent, approval, qualification, or authorization of any Federal, provincial, state or local government (or any agency or commission thereof) necessary or appropriate in connection with, or for the effective exercise of, the Warrant (and/or any successor Warrant(s) hereto).

SECTION 5.13 Other Transactions. Nothing contained herein shall preclude the Holder from engaging in any transaction, in addition to those contemplated by this Warrant with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 5.14 Waiver of Jury Trial. THE HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDER OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER ENTERING INTO THIS WARRANT.

SECTION 5.15 Headings. Section titles and captions contained in this Warrant are inserted only as a matter of convenience and for reference. The titles and captions in no way define, limit, extend or describe the scope of this Warrant or the intent of any provision hereof.

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SECTION 5.16 No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

[Remainder of page intentionally left blank; signatures on following page]

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IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed and delivered by an authorized officer, all as of the date and year first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

PENTA MEZZANINE SBIC FUND I, L.P.,

a Delaware limited partnership

By:	Penta Mezzanine SBIC Fund I GP, LLC,
its General Partner

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

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ANNEX 1

ELECTION TO EXERCISE FORM

(To Be Executed By the Holder of This Warrant

In Order to Exercise This Warrant)

The undersigned hereby irrevocably elects to exercise the right covered by this Warrant to purchase ____________________ of the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, according to the conditions hereof and herewith makes payment in full of the Exercise Price with respect to such Equity Interest.

Signature

Address

Dated:

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ANNEX 2

ASSIGNMENT FORM

(To Be Executed By the Holder of This Warrant

In Order to Assign This Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ this Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________________, attorney, to transfer the said Warrant on the books of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation.

Signature

Address

Dated:

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ANNEX 3

EXCHANGE FORM

(To Be Executed By the Holder of This Warrant

In Order to Exchange and Assign This Warrant)

The undersigned hereby irrevocably elects to exchange this Warrant to purchase ________________, of the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, for ___________ Warrants to purchase the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, set forth below to the Persons named and hereby sells, assigns and transfers unto such Persons that portion of this Warrant represented by such new Warrants and all rights evidenced thereby and does irrevocably constitute and appoint ____________________, attorney, to exchange and transfer this Warrant as aforesaid on the books of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation.

Equity Interest	Assignee

__________

__________

Signature

Address

FOR USE BY THE COMPANY ONLY:

This Warrant No. __ cancelled (or transferred or exchanged) this ________ day of _____________, ____________ of the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, issued therefor in the name of ____ ___________ Warrant No. ___ for ________, of the Equity Interest of TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, in the name of _________________________.

Dated:

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Schedule 3.3.3

Calculations for Adjustment of Current Holder’s Equity Interest

Section 3.3.3(a):

If the audited Adjusted EBITDA of the Company and its Subsidiaries for the Fiscal Year ending December 31, 2018 equals $15,000,000, the Current Holder’s Equity Interest is increased by a percentage equal to:

($19,250,000 - $15,000,000) / $15,000,000 = 0.28333333

Therefore, the Current Holder’s Equity Interest equals 4,960,740 shares * 1.28333333 = 6,366,283 shares.

Put Price:

If the audited Adjusted EBITDA (or if unavailable, the reviewed Adjusted EBITDA) of the Company and its Subsidiaries for the twelve trailing months for the quarter-end immediately preceding the Put Closing equals $15,000,000, the Current Holder’s Equity Interest is deemed to increase by a percentage equal to:

($19,250,000 - $15,000,000) / $15,000,000 = 0.28333333

Therefore, the Current Holder’s Equity Interest is deemed to equal 4,960,740 shares * 1.28333333 = 6,366,283 shares.